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                                                                    Exhibit 10.4

            AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT

         THIS AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT (this "AGREEMENT"), dated as of January 15, 2004, is entered into by and among optionsXpress, Inc., a Delaware corporation (the "CORPORATION"), James Gray, as trustee of the AVRUM GRAY DELTA TRUST FOR JIM U/A/D JUNE 7, 2002 (the "TRUST"), and James Gray individually ("EXECUTIVE").

         WHEREAS, Executive and the Corporation are parties to that certain Restricted Stock Agreement dated as of November 13, 2000 (the "PRIOR AGREEMENT");

         WHEREAS, as permitted by the terms of the Prior Agreement, on or about June 10, 2002, Executive transferred 700,000 shares (the "SHARES") of common stock ("COMMON STOCK") of the Corporation to the Trust;

         WHEREAS, the Shares are subject to certain contractual restrictions set forth in the Prior Agreement;

         WHEREAS, pursuant to the terms of the Prior Agreement, substantially all of the Shares have vested; and

         WHEREAS, in connection with the consummation of the transactions contemplated by that certain Stock Purchase and Recapitalization Agreement, dated as of December 17, 2003 (the "RECAPITALIZATION AGREEMENT"), among the Corporation, the purchasers identified therein (collectively referred to herein as the "INVESTORS"), the Trust and the other stockholders of the Corporation identified therein, the Corporation, Executive and the Trust wish to amend and restate the Prior Agreement in its entirety in accordance with the terms contained herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

         1. RESTRICTED SHARES. Executive and the Trust hereby acknowledge the restrictions on the Shares pursuant to the terms and conditions herein set forth. Such Shares, along with any shares of the Corporation's capital stock issued with respect to such Shares by way of a stock-split, stock dividend or other recapitalization affecting Common Stock subsequent to the date hereof, shall be referred to herein as the "RESTRICTED SHARES."

         2. VESTING. The Corporation, Executive and the Trust acknowledge and agree that, as of the date hereof, all of the Restricted Shares are vested in favor of Executive and the Trust (the "VESTED RESTRICTED SHARES").

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         3.    RESTRICTIONS ON RESTRICTED SHARES.

               (a)  VESTED RESTRICTED SHARES.

                    (i) The Vested Restricted Shares may not be sold, assigned, transferred, pledged, gifted, encumbered, alienated, hypothecated or otherwise disposed of and any attempt to do so shall be void and of no legal force or effect whatsoever.

                    (ii) Notwithstanding the foregoing, Vested Restricted Shares may be transferred (A) if the majority of the Corporation's board of directors approves such transfer, (B) in connection with a Change in Control (as defined below), (C) to the Corporation or the Other Stockholders as provided in this SECTION 3 or SECTION 4, or (D) to a Permitted Transferee (as defined below); PROVIDED that the Permitted Transferee thereof has agreed in a writing (in a form approved by the Corporation) delivered to the Corporation to be bound by the terms of this Agreement with all of the rights and obligations of Executive as if such Permitted Transferee was Executive; PROVIDED FURTHER, that all references to Executive's employment shall remain in reference to Executive and shall not refer to such Permitted Transferee.

               (b) For purposes hereof, "CHANGE IN CONTROL" means a merger, consolidation, sale or conveyance of all or substantially all of the Corporation's assets or shares pursuant to which the holders of the voting securities of the Corporation immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent) or the purchasing entity (or its parent), as the case may be.

               (c) For purposes hereof, "PERMITTED TRANSFEREE" with respect to Executive or the Trust means (i) James Gray; (ii) a transferee receiving Vested Restricted Shares pursuant to applicable laws of descent and distribution; (iii) a trust whose beneficiary(ies) is Executive, Executive's spouse or a member of Executive's immediate family; PROVIDED that Executive is the trustee of such trust and the trust instrument governing said trust provides that Executive, as trustee, retains sole and exclusive control over the voting and disposition of said Vested Restricted Shares until the termination of this Agreement; (iv) a partnership whose owners are Executive, his spouse and/or his immediate family; PROVIDED that the partnership agreement governing said partnership provides that Executive retains sole and exclusive control over the voting and disposition of said Vested Restricted Shares until the termination of this Agreement; (v) a limited liability company whose owners are Executive, his spouse and/or his immediate family; PROVIDED that the limited liability company agreement governing such limited liability company provides that Executive retains sole and exclusive control over the voting and disposition of said Vested Restricted Shares until the termination of this Agreement; (vi) the Corporation; (vii) a transferee receiving Vested Restricted Shares pursuant to a Change in Control;
(viii) any pledgee of up to 30% of the value of such Vested Restricted Shares (as determined by the Corporation's board of directors at the time of such loan transaction) in support of a bona fide loan transaction for Executive's benefit (E.G., the holder of Vested Restricted Shares valued at $10,000,000 at the time of such loan transaction may pledge all of such shares as collateral security for a loan of up to $3,000,000) so long as, as a condition to any such pledge, the third party lender agrees to grant the Corporation and the Other Stockholders the

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right to repurchase any such Vested Restricted Shares upon any default or foreclosure in respect thereof by the applicable lender on terms and conditions satisfactory to the board of directors of the Corporation (including the "Investor Director", as such term is defined in the Stockholders Agreement); and
(ix) a not-for-profit charitable entity. For purposes of this Agreement, "STOCKHOLDERS AGREEMENT" shall have the meaning assigned to such term in the Recapitalization Agreement.

               (d) TRANSFERS BY OPERATION OF LAW. In the event that a transfer of Restricted Shares to a person or entity (a "TRANSFEREE") is effected by operation of law (including, but not limited to, bankruptcy, or divorce and dissolution of marriage) other than by reason of the death of Executive and excluding transfers to a Permitted Transferee (an "OPERATION OF LAW TRANSFER"), the following shall apply:

                    (i) The Corporation shall have the right, but not the obligation, to purchase from the Transferee any or all of the Restricted Shares transferred or proposed to be transferred pursuant to the Operation of Law Transfer.

                    (ii) If the Corporation does not exercise its right under clause (i) above to purchase from the Transferee any or all of the Restricted Shares transferred or proposed to be transferred pursuant to the Operation of Law Transfer (the "REMAINING INVOLUNTARY SHARES") within six (6) months following the later of (A) the effective date of the Operation of Law Transfer and (B) the date upon which the Corporation's board of directors acquires actual notice of the Operation of Law Transfer, then the Corporation shall promptly notify in writing the Other Stockholders (as defined below), and the Other Stockholders shall have the right to purchase all or any portion of their pro rata portion of the Remaining Involuntary Shares (as such pro rata portion is determined pursuant to the terms of the Stockholders Agreement) on the terms set forth in this SECTION 3 and SECTION 5. Notwithstanding anything to the contrary contained herein, the restrictions contained in this Agreement shall not be applicable to any Other Stockholders who exercise their rights to purchase any Restricted Shares pursuant to this SECTION 3.

                    (iii) The purchase price for the Restricted Shares purchased by the Corporation and/or the Other Stockholders pursuant to this
         SECTION 3 shall be equal to eighty percent (80%) of the Fair Market Value (as defined below) of the transferred Restricted Shares as of the effective date of the Operation of Law Transfer.

                    (iv) The purchase options contained in clauses (i) and (ii) above shall be exercisable by written notice to the Transferee provided by the Corporation and, if applicable, the Other Stockholders within one (1) year following the later of (A) the effective date of the Operation of Law Transfer and (B) the date upon which the Corporation's board of directors acquires actual notice of the Operation of Law Transfer.

                    (v) If the purchase price to be paid to the Transferee is in excess of five thousand dollars ($5,000), the Corporation may, in its sole option, pay all or any portion of such purchase price by delivering to the transferee a promissory note which: (A) shall be payable in installments payable on the first three (3) anniversaries of the date of purchase, each installment consisting of one-third (1/3) of the principal amount of the

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         note plus interest from the date of the note at a rate of interest equal to the "APPLICABLE FEDERAL RATE" (as defined in the United States Internal Revenue Code of 1986, as amended) in effect at the time of purchase; (B) shall permit pre-payment in whole or part at any time, without penalty; (C) shall be secured by a pledge of the purchased Restricted Shares; (D) shall provide for forgiveness of all outstanding principal and interest in the event of the liquidation of the Corporation, in which event the Corporation will be deemed to have purchased only that portion of the Restricted Shares that is equal in proportion to the proportion of the purchase price actually paid by the Corporation up to the date of such liquidation; and (E) shall contain other details customary for notes of this type.

                    (vi) If the purchase price to be paid to the Transferee is less than or equal to five thousand dollars ($5,000), the Corporation shall pay such purchase price within sixty (60) calendar days of the exercise of the option set forth in SECTION 3(c)(i).

         4.    REPURCHASE OF VESTED RESTRICTED SHARES.

               (a)  TERMINATION BY THE CORPORATION FOR CAUSE.

                    (i) If the Corporation terminates Executive's employment with the Corporation for Cause (as defined below) (other than by reason of the commission of fraud, theft or embezzlement by Executive in connection with his duties to the Corporation or any of its customers or other material business relations), then the Corporation shall have the right, but not the obligation, at any time thereafter, to repurchase, in accordance with this SECTION 4 and SECTION 5, all of the Vested Restricted Shares at a price per share equal to seventy percent (70%) of the Fair Market Value per share as of the effective date of such termination.

                    (ii) If the Corporation terminates Executive's employment for Cause by reason of the commission of fraud, theft or embezzlement by Executive in connection with his duties to the Corporation or any of its customers or other material business relations, then the Corporation shall have the right, but not the obligation, at any time thereafter, to repurchase all of the Vested Restricted Shares for $0.0002 per share in accordance with SECTION 5.

               (b)  TERMINATIONS OTHER THAN FOR CAUSE OR WITH GOOD REASON.

                    (i) If, on or prior to the third anniversary of the date of this Agreement, (A) the Corporation terminates Executive's employment with the Corporation for any reason other than for Cause (including termination by reason of death or disability under SECTION 5(a)(iii) of the Employment Letter (as defined below)), or (B) Executive resigns with Good Reason, then the Corporation shall have the obligation, within one-hundred eighty (180) days (the "PUT PURCHASE DATE") following its receipt of a written request of Executive (a "PUT REQUEST"), which Put Request must be delivered (if at all) within sixty (60) days following any such termination of employment described in clauses (A) or (B) above, to repurchase in accordance with this SECTION 4 and SECTION 5 all of the Vested Restricted Shares at a purchase price equal to

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         seventy-five percent (75%) of the Fair Market Value per share as of the effective date of such termination.

                    (ii) If (A) the circumstances enabling Executive to make a Put Request occur but Executive does not make a Put Request, (B) Executive's employment is terminated by the Corporation for any reason other than for Cause subsequent to the third anniversary date of this Agreement, or (C) Executive resigns for Good Reason subsequent to the third anniversary date of this Agreement, the Corporation shall have the right, but not the obligation, at any time thereafter, to repurchase in accordance with this SECTION 4 and SECTION 5 all or any portion of the Vested Restricted Shares at a price equal to the Fair Market Value per share as of the effective date of such termination.

                    (iii) If Executive resigns without Good Reason, the Corporation shall have the right, but not the obligation, at any time thereafter, to repurchase in accordance with this SECTION 4 and
         SECTION 5 all or any portion of the Vested Restricted Shares at a price equal to seventy-five percent (75%) of the Fair Market Value per share as of the effective date of such termination.

         If the funds of the Corporation legally available for repurchase of Vested Restricted Shares upon a Put Request are insufficient to repurchase the total number of Vested Restricted Shares to be repurchased on such date, those funds which are legally available (subject to regulatory capital requirements) will be used to purchase the maximum possible number of Vested Restricted Shares. Thereafter, when additional funds of the Corporation are legally available for the repurchase of such shares, such funds (subject to regulatory capital requirements) will be promptly used to repurchase the balance of the Vested Restricted Shares which the Corporation became obligated to repurchase upon the Put Request but which it has not repurchased.

               (c) OTHER STOCKHOLDER OPTION. If the Corporation does not exercise its purchase option under SECTION 4(a)(i) or SECTION 4(b), if applicable, within ninety (90) days after the effective date of the termination of Executive's employment with the Corporation, then the Corporation shall promptly so notify the Other Stockholders in writing (the "CORPORATION NOTICE"), and the Other Stockholders shall have the right to purchase all or any portion of their pro rata portion of the Vested Restricted Shares (as such pro rata portion is determined pursuant to the terms of the Stockholders Agreement) on the terms set forth in this SECTION 4 and SECTION 5 by giving the Corporation and Executive written notice of the exercise of such right within ten (10) days after delivery of the Corporation Notice. Notwithstanding anything to the contrary contained herein, the restrictions contained in this Agreement shall not be applicable to any Other Stockholders who exercise their rights to purchase any Vested Restricted Shares pursuant to this SECTION 4.

               (d)  CERTAIN DEFINED TERMS.   For purposes hereof, the following
terms shall have the meanings set forth below:

                    (i) "CAUSE" shall have the definition given to such term in that certain Employment Letter Agreement dated as of January 15, 2004, between the Corporation

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         and Executive, as amended, restated or otherwise modified from time to time (the "EMPLOYMENT LETTER").

                    (ii) "FAIR MARKET VALUE" shall mean the average of the closing prices of the Common Stock's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which "FAIR MARKET VALUE" is being determined and the twenty (20) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "FAIR MARKET VALUE" shall be the fair value thereof determined jointly by the Corporation and Executive. If such parties are unable to reach agreement within a reasonable period of time, not to exceed thirty (30) days, the "FAIR MARKET VALUE" shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and Executive in good faith and within five (5) days of the expiration of such thirty-day period. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne equally by the Corporation and Executive. The date on which the Fair Market Value is finally determined (as opposed to the effective date as of which the Fair Market Value is calculated for purposes of this Agreement) in accordance with the foregoing provisions shall be referred to herein as the "VALUATION DATE."

                    (iii) "GOOD REASON" shall have the definition given to such term in the Employment Letter.

                    (iv) "OTHER STOCKHOLDERS" shall mean, collectively, the Investors, G-Bar Limited Partnership, David Kalt and Ned Bennett.

         5.    CLOSING AND TERMS.

               (a) PAYMENT TERMS. If the purchase price for the Restricted Shares purchased in accordance with SECTION 4 is less than $500,000, it shall be paid in one installment. If the purchase price is greater than $2,500,000, it shall be paid in five equal annual installments. If the purchase price is greater than $500,000 but less than $2,500,000, the purchase price will be paid in consecutive annual installments of $500,000 until the unpaid balance of the purchase price is less than $500,000, and a final annual installment shall be payable thereafter equal to the unpaid balance of the purchase price. The first installment of the purchase price shall be paid at the Closing (as defined below), and subsequent annual installments, if any, shall be due on the successive anniversary dates of the Closing. Interest shall accrue from the date of the Closing on the balance of the purchase price remaining unpaid from time to time at the prime rate published in the Midwest edition of THE WALL STREET JOURNAL on the date of the Closing, and accrued interest

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shall be payable together with each annual installment of the purchase price.
All or part of the purchase price may be prepaid without penalty or premium. Notwithstanding the foregoing or any other provision contained herein, the purchase price for any Restricted Shares (i) purchased by any Other Stockholders upon the exercise of any rights under SECTION 3 or 4 hereof shall be paid in cash at the Closing (as defined below), and (ii) shall accelerate and become immediately due and payable upon a Change in Control.

               (b)  CLOSING.

                    (i) Except as otherwise provided herein, the Restricted Shares shall be purchased and sold in accordance with these provisions at the offices of the Corporation or its legal counsel at 10:00 a.m. on the date set forth in this SECTION 5 (the "CLOSING").

                    (ii) The Closing of any purchase of Restricted Shares by the Corporation or the Other Stockholders pursuant to SECTION 4 shall take place on the following dates, as applicable:

                          (A) If the purchase is pursuant to SECTION 4(a)(i),
               SECTION 4(b)(ii) or SECTION 4(b)(iii), the Corporation (or the Other Stockholders, if applicable) shall give the holder of Restricted Shares written notice of the exercise of such purchase option and the Closing shall occur on the later of (A) the tenth
               (l0th) day following the Valuation Date and (B) the sixtieth
               (60th) day following delivery of such notice.

                          (B) If the purchase is pursuant to SECTION 4(b)(i),
               the Closing shall occur on the later of (A) the tenth (10th) day following the Valuation Date and (B) the Put Purchase Date, but in no event later than forty-five (45) days after the Put Purchase Date; PROVIDED, HOWEVER, that the timing of the Corporation's payment of the purchase price shall, if applicable, be subject to the last paragraph of Section 4(b).

                    (iii) The Corporation shall give Executive, his Permitted Transferees, or his heirs or personal representative, as the case may be (the "SELLING STOCKHOLDER"), at least twenty (20) days' prior written notice of the time, date and place of the Closing of any purchase under SECTION 4(a)(ii).

               (c) TRANSFER DOCUMENTS. At the Closing, the Selling Stockholder shall deliver to the Corporation stock certificates duly endorsed for transfer, or accompanied by duly endorsed stock powers, representing all of the Restricted Shares being sold, free and clear of all claims, liens, or encumbrances, together with such other documentation as the Corporation's legal counsel may reasonably require, and the Corporation shall act as agent for the Other Shareholders with respect to any sale under SECTION 3.

               (d) FAILURE TO TRANSFER RESTRICTED SHARES. If the Selling Stockholder fails, for any reason, to tender any certificates representing Restricted Shares in accordance with SECTION 3, 4 or 5, the Corporation may, at its option, in addition to all other remedies it may have, send to the Selling Stockholder the purchase price for such Restricted Shares as is herein specified. Thereupon, the Corporation shall cancel on its books the certificate or certificates

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representing the Restricted Shares to be repurchased and all of the Selling
Stockholder's rights in and to such Restricted Shares shall terminate. If the Corporation and the Other Stockholders do not repurchase all of the shares represented by such certificate, the Corporation will issue a new certificate to the Selling Stockholder representing the Restricted Shares which were not repurchased by the Corporation and the Other Stockholders.

         6.    ADDITIONAL RESTRICTIONS ON TRANSFER OF RESTRICTED SHARES.

               (a) LEGEND. The certificates representing Restricted Shares will bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THAT ACT AS TO SUCH SECURITIES OR AN OPINION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION AND GIVEN BY COUNSEL SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") BETWEEN THE CORPORATION AND THE HOLDER HEREOF, DATED AS OF JANUARY 15, 2004, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. ANY TRANSFER OR PLEDGE IN CONFLICT WITH, OR IN DEROGATION OF, THE AGREEMENT IS VOID AND OF NO LEGAL FORCE, EFFECT OR VALIDITY WHATSOEVER."

               (b) SECURITIES ACT. In addition to any other restriction set forth herein, no holder of Restricted Shares may sell, transfer, or dispose of any Restricted Shares (except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT")) without first delivering to the Corporation an opinion of counsel reasonably acceptable in form and substance to the Corporation that registration under the Securities Act is not required in connection with such transfer; provided, however, that such requirement may be waived by the Corporation's Board of Directors in its sole discretion.

         7. TAX CONSEQUENCES. The Corporation shall not be liable or responsible in any way for the tax consequences to the holder of the Restricted Shares relating to the Restricted Shares or the lapse of the restrictions hereunder. Executive agrees to determine and be responsible for any and all tax consequences to himself relating to the Restricted Shares. If as a result of this Agreement or otherwise, the Corporation is obligated to withhold an amount on account of any tax imposed in connection with the termination of any restrictions or limitations in respect of Restricted Shares, Executive shall be required to pay such amount to the Corporation.

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         8.    VOTING. Executive shall continue to have the right to vote all of the Restricted Shares on all matters submitted to holders of Common Stock.

         9. DISTRIBUTIONS. The holder of the Restricted Shares shall have the right to receive all cash dividends or other distributions with respect to all of the Restricted Shares.

         10. NO EMPLOYMENT RIGHTS. No provision of this Agreement shall give Executive any right to continue in the employ of the Corporation, create any inference as to the length or term of Executive's employment, affect the right of the Corporation to terminate Executive's employment, with or without Cause, or give Executive any right to participate in any employee welfare or benefit plan or other program of the Corporation.

         11. TERMINATION. Upon the consummation of a Qualified IPO, this Agreement and, particularly, the provisions of SECTIONS 3, 4 and 5 hereof, shall automatically terminate. At the request of Executive, the Trust or other Permitted Transferee, the second legend referenced in SECTION 6(a) shall be removed from each certificate representing any of the Restricted Shares upon the consummation of a Qualified IPO. For purposes hereof, "QUALIFIED IPO" means an underwritten public offering of Common Stock or of equity securities of a successor to the Corporation pursuant to the Securities Act with gross proceeds in excess of $20,000,000.

         12. NO DISCLOSURE RIGHTS. The Corporation shall have no duty or obligation to affirmatively disclose to Executive, the Trust or his or its representatives, and no such person or entity shall have the right to be advised of, any material information regarding the Corporation at any time prior to, upon or in connection with the termination of Executive's employment with the Corporation, either by Executive or by the Corporation, or in connection with the Corporation's repurchase of Restricted Shares in accordance with the terms of this Agreement.

         13. NOTICES. Any notice, consents or other communications required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage paid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission (with written or facsimile confirmation of receipt) to the parties at the addresses or facsimile number, as the case may be, as set forth below or at such other addresses or facsimile number as may be furnished in writing pursuant to this SECTION 13.

               To the Corporation or
               the Other Shareholders:   optionsXpress, Inc,
                                         39 S. LaSalle St., Suite 220
                                         Chicago, Illinois 60603
                                         Attention: President
                                         Facsimile: (312)629-5256

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               With a copy to:           Katten Muchin Zavis Rosenman
                                         525 West Monroe Street Suite 1600
                                         Chicago, Illinois 60661-3693
                                         Attention: Brian F. Richards, Esq.
                                         Facsimile: (312)902-1061

               To Executive and/or
               the Trust:                Mr. James Gray
                                         440 South LaSalle Street, Suite 650
                                         Chicago, Illinois 60605
                                         Facsimile: (312)362-4208

               With a copy to:           Vedder, Price, Kaufman & Kammholz, P.C.
                                         222 North LaSalle Street
                                         Chicago, Illinois 60601
                                         Attention: Michael A. Nemeroff, Esq.
                                         Facsimile: (312)609-5005

Any notice under this Agreement will be deemed to have been given (a) on the date such notice is personally delivered, (b) three (3) days after the date of mailing if sent by certified or registered mail, (c) one (1) day after the date such notice is delivered to the overnight courier service if sent by overnight courier or (d) if by facsimile transmission, on the date of transmission.

         14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         15. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         16. REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of Executive and the Trust agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation shall be entitled to specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         17. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Corporation, Executive and the Trust.

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         18.   GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.

         19. WAIVER; CUMULATIVE RIGHTS. The failure or delay of either party hereto to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

         20. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon Executive and the Trust or his or its representatives, and all rights granted to the Corporation hereunder, shall be binding upon Executive and his heirs and legal representatives, and on the Trust or its successors.

         21. HEADINGS. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

         22. COUNTERPARTS. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         23. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

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                                       11

       (SIGNATURE PAGE TO AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT)

         IN WITNESS WHEREOF, the undersigned have each caused this Amended and Restated Restricted Stock Agreement to be duly executed, individually or by a duly authorized representative as applicable, all as of the day and year first above written.

                                     OPTIONSXPRESS, INC., a Delaware corporation


                                       /s/ David Kalt
                                     -------------------------------------------
                                     David Kalt, President


                                       /s/ James Gray
                                     -------------------------------------------
                                     James Gray


                                     AVRUM GRAY DELTA TRUST FOR
                                     JIM U/A/D JUNE 7, 2002


                                     By:  /s/ James Gray
                                        -----------------------------------
                                        James Gray, Trustee